i3 VERTICALS REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS
Raises 2022 Outlook

NASHVILLE, Tenn. (May 9, 2022) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2022.
Highlights for the fiscal second quarter ended March 31, 2022 vs. 2021
•Second quarter revenue was $78.1 million, an increase of 58.8% over the prior year's second quarter. Revenue for the six months ended March 31, 2022, was $152.1 million, an increase of 62.1% over the prior year's first six months.
•Second quarter net loss was $10.4 million, compared to net income of $1.3 million in the prior year's second quarter. Net loss for the six months ended March 31, 2022, was $14.1 million, compared to a net loss of $1.7 million in the prior year's first six months.
•Second quarter net loss attributable to i3 Verticals was $7.4 million. Net loss attributable to the Company for the six months ended March 31, 2022, was $9.9 million.
•Adjusted EBITDA1 was $19.5 million, an increase of 59.4% over the prior year's second quarter. Adjusted EBITDA1 for the six months ended March 31, 2022, was $37.8 million, an increase of 65.5% over the prior year's first six months.
•Adjusted EBITDA1 as a percentage of revenue was 25.0%, compared to 24.9% in the prior year's second quarter. Adjusted EBITDA1 as a percentage of revenue for the six months ended March 31, 2022, was 24.8%, compared to 24.3% in the prior year's first six months.
•Diluted net loss per share available to Class A common stock was $0.33, compared to diluted net income per share available to Class A common stock of $0.04 in the prior year's second quarter. Diluted net loss per share available to Class A common stock was $0.45, compared to diluted net loss per share available to Class A common stock of $0.05 in the prior year's first six months.
•Pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.37 compared to $0.23 for the prior year's second quarter. Pro forma adjusted diluted earnings per share1 for the six months ended March 31, 2022, was $0.72 compared to $0.44 for the prior year's first six months.
•Annualized Recurring Revenue ("ARR")2 for the three months ended March 31, 2022 and 2021 was $254.5 million and $173.3 million, respectively, representing a period-to-period growth rate of 46.8%.
•Software and related services revenue3 as a percentage of total revenue was 50% and 36% for the three months ended March 31, 2022 and 2021, respectively.
•As of March 31, 2022, consolidated interest coverage ratio was 8.66x, total leverage ratio was 3.89x and consolidated senior leverage ratio was 2.37x. These ratios are defined in the Company's Senior Secured Credit Facility.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue and it is not a forecast. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.

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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022

Greg Daily, Chairman and CEO of i3 Verticals, commented, "We are pleased to report another great quarter with record revenue and adjusted EBITDA. Greater than 80% of our revenue is recurring, and annualized recurring revenue for the second quarter of 2022 increased 47% from the second quarter of 2021. In addition, our revenue mix continues to evolve, and software and related services now make up 50% of our revenue. At the same time, integrated payments are advancing as the engine that helps us unlock additional value on our software platforms.
“We continue to execute on our M&A strategy, and I’m pleased to announce the tuck-in acquisition of a new software business in our Healthcare vertical, which will be included in our results beginning May 1. Their electronic healthcare records platform and patient engagement solutions are a perfect addition to our revenue cycle product offerings and add an excellent stream of recurring SaaS revenue. Our momentum in both the Public Sector and Healthcare vertical markets has us positioned to continue to deliver growth for the foreseeable future.”
Revised 2022 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs.
The Company is providing the following revised outlook for the fiscal year ending September 30, 2022:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2022
Revenue	$288,000	-	$304,000	$300,000	-	$312,000
Adjusted EBITDA (non-GAAP)	$74,000	-	$80,000	$75,000	-	$81,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.28	-	$1.42	$1.40	-	$1.47
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2022 Outlook” above, reconciliation of net revenue, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Tuesday, May 10, 2022, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on May 10, 2022, through May 17, 2022, by dialing (877) 344-7529 and entering Confirmation Code 3376015.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated payment and software solutions to customers and end users in strategic vertical markets. Building on its sophisticated and diverse platform of payment solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals that include Public Sector, Healthcare and Education, among others.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2022 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, the COVID-19 pandemic, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2022	2021(1)	% Change	2022	2021(1)	% Change

Revenue	$78,120	$49,197	59%	$152,059	$93,818	62%

Operating expenses
Other costs of services	16,631	11,314	47%	33,141	24,980	33%
Selling, general and administrative	48,716	30,511	60%	95,103	55,473	71%
Depreciation and amortization	7,447	5,851	27%	14,317	10,943	31%
Change in fair value of contingent consideration	11,503	322	3,472%	16,430	2,226	638%
Total operating expenses	84,297	47,998	76%	158,991	93,622	70%

(Loss) income from operations	(6,177)	1,199	n/m	(6,932)	196	n/m

Interest expense, net	3,377	2,358	43%	6,531	4,387	49%
Other income	—	(2,353)	(100)%	—	(2,353)	(100)%
Total other expenses	3,377	5	67,440%	6,531	2,034	221%

(Loss) income before income taxes	(9,554)	1,194	n/m	(13,463)	(1,838)	632%

Provision for (benefit from) income taxes	884	(136)	n/m	656	(146)	n/m

Net (loss) income	(10,438)	1,330	n/m	(14,119)	(1,692)	734%

Net (loss) income attributable to non-controlling interest	(3,065)	27	n/m	(4,218)	(997)	323%
Net (loss) income attributable to i3 Verticals, Inc.	$(7,373)	$1,303	n/m	$(9,901)	$(695)	1,325%

Net (loss) income per share available to Class A common stock:
Basic	$(0.33)	$0.06		$(0.45)	$(0.03)
Diluted	$(0.33)	$0.04		$(0.45)	$(0.05)
Weighted average shares of Class A common stock outstanding:
Basic	22,076,297	20,940,725		22,059,365	20,024,936
Diluted	22,076,297	33,404,983		22,059,365	31,237,675
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2022	2021	% Change	2022	2021	% Change

Adjusted EBITDA(1)	$19,493	$12,226	59%	$37,754	$22,817	65%
Pro forma adjusted diluted earnings per share(1)	$0.37	$0.23	61%	$0.72	$0.44	64%
__________________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended March 31,		Three months ended March 31,
	2022	2021	2022	2021

Payment volume(1)	$5,337,986	$4,263,205	$10,647,935	$8,063,732
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended March 31, 2022
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$29,180	$48,962	$(22)	$78,120
Income (loss) from operations	$5,783	$(155)	$(11,805)	$(6,177)

Payment volume	$4,801,656	$536,330	$—	$5,337,986

	For the Six months ended March 31, 2022
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$58,357	$93,736	$(34)	$152,059
Income (loss) from operations	$11,398	$4,832	$(23,162)	$(6,932)

Payment volume	$9,621,510	$1,026,425	$—	$10,647,935

	For the Three Months Ended March 31, 2021(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$26,106	$23,769	$(678)	$49,197
Income (loss) from operations	$4,684	$5,250	$(8,735)	$1,199

Payment volume	$3,816,170	$447,035	$—	$4,263,205
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.

	For the Six months ended March 31, 2021(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$51,167	$43,762	$(1,111)	$93,818
Income (loss) from operations	$9,537	$7,195	$(16,536)	$196

Payment volume	$7,398,784	$664,948	$—	$8,063,732
__________________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2022	2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$6,340	$3,641
Accounts receivable, net	42,585	38,500
Settlement assets	7,272	4,768
Prepaid expenses and other current assets	15,250	11,214
Total current assets	71,447	58,123

Property and equipment, net	5,625	5,902
Restricted cash	13,701	9,522
Capitalized software, net	50,913	41,371
Goodwill	349,454	292,243
Intangible assets, net	203,143	171,706
Deferred tax asset	48,764	49,992
Operating lease right-of-use assets	19,892	14,479
Other assets	9,717	8,462
Total assets	$772,656	$651,800

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$9,331	$7,865
Accrued expenses and other current liabilities	71,384	50,815
Settlement obligations	7,272	4,768
Deferred revenue	30,088	29,862
Current portion of operating lease liabilities	4,680	3,201
Total current liabilities	122,755	96,511

Long-term debt, less current portion and debt issuance costs, net	287,385	200,605
Long-term tax receivable agreement obligations	39,493	39,122
Operating lease liabilities, less current portion	16,024	11,960
Other long-term liabilities	19,504	14,011
Total liabilities	485,161	362,209

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2022 and September 30, 2021	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 22,133,682 and 22,026,098 shares issued and outstanding as of March 31, 2022 and September 30, 2021, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,174,142 and 10,229,142 shares issued and outstanding as of March 31, 2022 and September 30, 2021, respectively	1	1
Additional paid-in capital	220,201	211,237
Accumulated deficit	(16,381)	(6,480)
Total stockholders' equity	203,823	204,760
Non-controlling interest	83,672	84,831
Total equity	287,495	289,591
Total liabilities and equity	$772,656	$651,800
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six months ended March 31,
	2022	2021

Net cash provided by operating activities	$31,213	$29,931
Net cash used in investing activities	$(99,598)	$(115,934)
Net cash provided by financing activities	$77,767	$83,900
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31, 2021
	2022	2021(1)	2022	2021(1)
Net (loss) income attributable to i3 Verticals, Inc.	$(7,373)	$1,303	$(9,901)	$(695)
Net (loss) income attributable to non-controlling interest	(3,065)	27	(4,218)	(997)
Non-GAAP adjustments:
Provision for (benefit from) from income taxes	884	(136)	656	(146)
Financing-related expenses(2)	6	63	6	116
Non-cash change in fair value of contingent consideration(3)	11,503	322	16,430	2,226
Equity-based compensation(4)	6,257	4,142	12,881	7,583
Acquisition-related expenses(5)	373	520	881	1,530
Acquisition intangible amortization(6)	6,203	4,827	11,879	8,944
Non-cash interest expense(7)	1,437	1,352	2,853	2,684
Other taxes(8)	84	129	171	223
Gain on investment(9)	—	(2,353)	—	(2,353)
Non-GAAP pro forma adjusted income before taxes	16,309	10,196	31,638	19,115
Pro forma taxes at effective tax rate(10)	(4,077)	(2,549)	(7,910)	(4,779)
Pro forma adjusted net income(11)	$12,232	$7,647	$23,728	$14,336
Cash interest expense, net(12)	1,940	1,006	3,678	1,703
Pro forma taxes at effective tax rate(10)	4,077	2,549	7,910	4,779
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(13)	1,244	1,024	2,438	1,999
Adjusted EBITDA	$19,493	$12,226	$37,754	$22,817
_______________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021, for a description of the recently adopted accounting pronouncement and the impacts of adoption.
2.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
3.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
4.Equity-based compensation expense related to related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
9.In March 2021, the Company became aware of an observable price change in an investment due to a planned third party acquisition of the entity underlying the investment. This resulted in an increase of $2,353 to the fair value of the investment at March 31, 2021, which the Company recognized in other income.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2022 and 2021, based on blended federal and state tax rates.
11.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
12.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
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IIIV Reports Second Quarter 2022 Financial Results

May 9, 2022
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2022	2021(1)	2022	2021(1)
Diluted net (loss) income available to Class A common stock per share	$(0.33)	$0.04	$(0.45)	$(0.05)
Pro forma adjusted diluted earnings per share(2)(3)	$0.37	$0.23	$0.72	$0.44
Pro forma adjusted net income(3)	$12,232	$7,647	$23,728	$14,336
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(4)	32,808,794	33,404,983	32,889,893	32,698,865
________________
1.Effective October 1, 2020, the Company's financial statements are presented in accordance with ASU 2021-08, Accounting Standards Codification Topic 805, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. See Note 21 to the consolidated financial statements within our Form 10-K filed with the SEC on November 22, 2021 for a description of the recently adopted accounting pronouncement and the impacts of adoption on the condensed consolidated statements of operations.
2.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
3.Pro forma adjusted net income, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,210,142 and 10,747,158 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 522,355 and 1,717,100 shares of unvested Class A common stock and options for the three months ended March 31, 2022 and 2021, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,216,615 and 11,212,739 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 613,913 and 1,461,190 shares of unvested Class A common stock and options for the six months ended March 31, 2022 and 2021, respectively.
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